EXHIBIT 99.1

                    SECOND AMENDMENT TO INVESTMENT AGREEMENT

     This AMENDMENT, dated as of August 2, 2000 (the "Second Amendment"), to the Investment Agreement, dated as of December 31, 1998 and previously amended as of February 22, 1999 (as in effect on the date hereof, but without giving effect to this Second Amendment, the "Agreement"), among Talk.com Inc. (formerly Tel-Save.com, Inc.), a Delaware corporation (the "Company"), and America Online, Inc., a Delaware corporation (the "Investor").

                                   WITNESSETH

     WHEREAS, the Company and the Investor are parties to the Agreement; and

     WHEREAS, the Company and the Investor desire to amend the Investment Agreement on the terms and subject to the conditions set forth herein and such amendment will have no effect on the rights or obligations of Daniel Borislow, Tel-Save, Inc. and the D&K Grantor Retained Annuity Trust dated June 15, 1998 that such parties have by reason of their limited subscriptions of the Investment Agreement.

     NOW, THEREFORE, in consideration of the covenant and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

2. The Agreement is amended to provide that the references in the Agreement to "this Agreement" or "the Agreement" (including indirect references such as "hereunder," "hereby," "herein" and "hereof") shall be deemed to be references to the Agreement as amended hereby.

3. The first sentence of Section 5.1(a) of the Agreement shall be amended by replacing the date "September 30, 2000" with the date "September 30, 2001."

4. The timing, content and procedure of any press release or other public announcement regarding the parties' entering into of this Amendment or the terms of this Amendment shall be mutually agreed upon in advance by the parties and shall be subject to the terms of the Agreement.

5. Except as herein provided, the Agreement shall remain unchanged and in full force and effect.


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6. This Second Amendment may be executed in counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.








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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Amendment to be duly executed by their respective authorized officers or representatives, as of the date first above written.


TALK.COM, INC.


By:   /s/ Aloysius T. Lawn, IV            Address:
     ------------------------------
     Name:  Aloysius T. Lawn, IV          Talk.com, Inc.
     Title: EVP -General Counsel          12020 Sunrise Valley Drive
                                          Reston, Virginia  22091
                                          Fax:  703-391-7524
                                          Attention: Chief Financial Officer

AMERICA ONLINE, INC.


By: /s/  Jay Rappaport                    Address:
    -------------------------------
    Name:  Jay Rappaport                  America Online, Inc.
    Title: Senior Vice President-         22000 AOL Way
           Business Affairs               Dulles, Virginia  20166
                                          Fax:  (703) 265-2208
                                          Attention:  General Counsel

                                          With a copy to:
                                          America Online, Inc.
                                          22000 AOL Way
                                          Dulles, Virginia  20166
                                          Fax:  (703) 265-1202
                                          Attention: President, Business Affairs